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                                                                   EXHIBIT 10.24


                      SIXTH AMENDMENT TO CREDIT AGREEMENT


       THIS SIXTH AMENDMENT TO CREDIT AGREEMENT is made and entered into effective as of this 3rd day of November, 1995 (this "Amendment") among THE GNI GROUP, INC., a Delaware corporation ("GNI"), DISPOSAL SYSTEMS, INC., a Delaware corporation ("DSI"), formerly known as GNI/Disposal Systems, Inc., RESOURCE TRANSPORTATION SERVICES, INC., a Delaware corporation ("RTS"), doing business in Texas under the name GNI/Resource Transportation Service, Inc., CHEMICAL RESOURCE PROCESSING, INC., a Delaware corporation ("CRP"), DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC., a Delaware corporation ("Newco") (GNI, RTS, CRP and Newco being, collectively, the "Loan Parties"), the address for each for purposes hereof being 2525 Battleground Road, P.O. Box 220, Deer Park, Texas 77536-0220 and NATIONSBANK OF TEXAS, N.A., a national banking association (the "Lender"), formerly known as NCNB TEXAS NATIONAL BANK, the address for purposes hereof being 700 Louisiana, P.O. Box 2518, Houston, Texas 77252-2518.

                              W I T N E S S E T H


       WHEREAS, GNI, RTS, CRP and the Lender entered into that certain Credit Agreement dated as of June 30, 1993 as amended by Amendment No. 1 dated as of March 15, 1994, Second Amendment to Credit Agreement dated as of August 31, 1994 and Third Amendment to Credit Agreement dated as of December 31, 1994, and the Loan Parties and the Lender entered into that certain Fourth Amendment to Credit Agreement dated as of March 3, 1995 and that certain Fifth Amendment to Credit Agreement dated as of March 31, 1995 (collectively, the "Credit Agreement"), pursuant to which the Lender agreed to make certain loans and issue letters of credit to the Loan Parties; and

       WHEREAS, GNI has requested that the Lender increase the Facility B Commitment to $10,000,000, issue a letter of credit for the benefit of Texas Natural Resources Conservation Commission (the "TNRCC Letter of Credit") and amend certain terms and provisions of the Credit Agreement, and the Lender is agreeable to increasing the Facility B Commitment, issuing the TNRCC Letter of Credit and making such amendments;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the Loan Parties and the Lender now agree to amend the Credit Agreement as follows:

       1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.





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       2.     The definitions of "Agreement", "Applicable Margin", "Facility B
Borrowing Base", "Facility B Commitment", "Facility B Termination Date" and "Note B" in Section 1.02 of the Credit Agreement are hereby amended in their entirety to hereafter read as follows:

              "Agreement" shall mean this Credit Agreement and all exhibits and schedules hereto, as amended by Amendment No. 1 dated as of March 15, 1994, Second Amendment to Credit Agreement dated as of August 31, 1994, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, as the same may from time to time be amended or supplemented.

              "Applicable Margin" shall mean, with respect to Facility A, Facility B and Facility C, the following per annum interest rate as applicable based upon the Cash Flow Leverage (calculated as of the last day of each fiscal quarter of the Borrower as provided in Section 8.28 to be effective for the period commencing as of the 45th day of the immediately following fiscal quarter of GNI to and including the 44th day of the next fiscal quarter):


      =========================================================================
      Cash Flow Leverage             Base Rate Loans           Eurodollar Loans
      -------------------------------------------------------------------------
      less than 2.0 to 1.0                 0%                       1.75%
      -------------------------------------------------------------------------
      greater than or equal to             0%                       2.50%
      2.0 to 1.0, but less than
      or equal to 3.0 to 1.0
      -------------------------------------------------------------------------
      greater than 3.0 to 1.0           0.50%                       2.75%
      =========================================================================

              "Facility B Borrowing Base" shall mean, at the time of a Borrowing Base Determination, an amount equal to the sum of (a) 80% of the aggregate amount of all Eligible Accounts Receivable after contra and cross netting such Eligible Accounts Receivable against accounts payable and Inventory due to account debtors in respect of exchanges, advances, or otherwise and further reducing the result of such computation by the aggregate amount of the Borrowing Base, if any, attributable to any Accounts Receivable which (i) have been collected, charged-off, or otherwise compromised since the date of the most recent previous Borrowing Base Determination, (ii) may have declined materially in value because of a material Adverse Effect or other event, or (iii) for any reason are not subject to a valid and perfected first priority Lien in favor of the Lender, (b) the lesser of (i) $1,000,000 or (ii) 50% of the aggregate value (being, as to each item of Eligible Inventory, the lower of cost or market value as of the relevant date) of Eligible Inventory and (c) the Aceto Product Line Value.





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              "Facility B Commitment" shall mean the aggregate amount of
       $10,000,000, less reductions pursuant to Section 5.03.

              "Facility B Termination Date" shall mean 2:00 p.m., Houston, Texas time on October 31, 1997.

              "Note B" shall mean that certain promissory note dated November 3, 1995 in the face amount of $10,000,000, executed by GNI, payable to the order of the Lender and in substantially the form attached as Exhibit A to the Sixth Amendment, together with deferrals, renewals, extensions or rearrangements thereof, which is a renewal and rearrangement but not novation of the existing Note B.

       3. Section 1.02 of the Credit Agreement is further amended by adding the following definitions where appropriate:

              "Aceto Product Line Value" shall mean the amount of the Purchase Price (as defined in the GNI - Dupont Agreement for the purchase of Dupont's acetonitrile business to be entered into substantially contemporaneously with the Sixth Amendment, but not to exceed $3,250,000) which will reduce quarterly by $200,000 on the last day of each 3 month period commencing April 30, 1996. The Aceto Product Line Value will reduce to zero upon the earlier of (a) the date of a public or private debt or equity placement of any of the Loan Parties or (b) July 31, 1996.

              "EBIT" shall mean, for any period, the sum of consolidated net income of GNI and its Subsidiaries for such period plus interest expense and taxes to the extent deducted from the calculation of consolidated net income in such period.

              "Sixth Amendment" shall mean the Sixth Amendment to Credit Agreement dated as of November 3, 1995 among the Loan Parties and the Lender.

       4. Section 4.08 of the Credit Agreement is hereby amended by adding the following subsection (c):

              "(c) GNI shall pay to the Lender a monthly fee in the amount of $10,000 each month commencing on the date of the Sixth Amendment and on the same day of each month thereafter until the Aceto Product Line Value equals zero; provided that GNI shall pay to the Lender an aggregate amount hereunder not less than $40,000."





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       5.     The Lender and the Loan Parties agree that the TNRCC Letter of
Credit is not issued under Facility B, but that the Loan Parties agree that GNI's reimbursement obligation in connection with the TNRCC Letter of Credit is intended to be secured by the Security Instruments and guaranteed by the Guaranty Agreements.

       6. Section 8.23 of the Credit Agreement is hereby amended to read as follows:

              "Section 8.23 Tangible Net Worth. Maintain, at all times, on a consolidated basis for GNI and all Subsidiaries, tangible net worth (being (a) total assets, based upon GAAP, exclusive of (i) any equity security other than Liquid Investments, (ii) any cash surrender value of any life insurance policies, and (iii) any franchises, licenses, Permits, patents, patent applications, patent rights, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, or other like intangibles less (b) the amount of all Indebtedness, except for Indebtedness that is contractually subordinated to the Obligations on terms satisfactory to the Lender ("Subordinated Debt") on a balance sheet prepared as of the date of determination of Tangible Net Worth and in accordance with GAAP,) equal to no less than $20,000,000; provided that such minimum amount required shall be increased quarterly, on a cumulative basis, the first such increase to occur on December 31, 1995 and as of the last day of each calendar quarter thereafter, by (x) an aggregate amount equal to 80% of positive income, if any, from operations of GNI and all Subsidiaries on a consolidated basis, after provision for federal income tax, for the three-month period ending on such date, and (y) an aggregate amount equal to 100% of the net proceeds from the issuance, in a public or private transaction, of any Subordinated Debt or shares of capital stock of any of the Loan Parties, other than the issuance of any such capital stock to one or more of the Loan Parties, for the three-month period ending on such date."

       7. Section 8.25 of the Credit Agreement is hereby amended to read as follows:

              "Section 8.25 Debt Coverage Ratio. Maintain, as of the close of each calendar quarter for the twelve-month period ending on such date, a ratio of EBIT for such twelve-month period to the sum of current maturities of long term Indebtedness and interest expense for such twelve-month period of at least 1.25 to 1.0."

       8. Article VIII is further hereby amended by adding the following new Section 8.28:

              "Section 8.28 Cash Flow Leverage. Maintain, as of the close of each calendar quarter for the twelve-month period ending on such date, a ratio, on a consolidated basis for GNI and all Subsidiaries, of the sum of the Obligations and





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       other senior funded debt of GNI and all Subsidiaries outstanding on such date to EBIT for such twelve-month period of no greater than 3.50 to
       1.00. For purposes of this Section, "senior funded debt" shall mean all interest bearing Indebtedness except for Subordinated Debt."

       9. This Amendment shall become binding on the Lender when, and only when, the Lender shall have received each of the following in form and substance satisfactory to the Lender or its counsel:

              (a) counterparts of this Amendment executed by the Loan Parties and the Lender;

              (b) copies of corporate resolutions approving this Amendment and authorizing the transactions contemplated herein, duly adopted by the board of directors of each Loan Party, accompanied by certificates of the secretary or an assistant secretary of the relevant Loan Party to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the relevant Loan Party, and that such resolutions constitute all the resolutions adopted with respect to such transactions have not been amended, modified or revoked in any respect, and are in full force and effect;

              (c) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

       10. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms. Each Loan Party hereby confirms and ratifies its liability under its respective Security Instrument and Guaranty Agreement in all respects to which it is a party. Each Security Instrument and Guaranty Agreement shall remain enforceable against each Loan Party which is a party thereto in accordance with its terms and shall secure or guarantee all of the Obligations, including without limitation, the Obligations under the new Note B and shall secure or guarantee the reimbursement obligation of GNI in connection with the TNRCC Letter of Credit.

       11. The Loan Parties hereby reaffirm that as of the date of this Amendment, the representations and warranties contained in the Loan Documents are true and correct on the date hereof as though made on and as of the date of this Amendment.

       12. The Loan Parties represent and warrant that (a) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Loan Parties





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and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Instruments are valid and subsisting and secure the Loan Parties' obligations under the Loan Documents as amended hereby and the reimbursement obligation of GNI in connection with the TNRCC Letter of Credit, and (c) this Amendment constitutes a legal, valid, and binding obligation of the Loan Parties enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

       13. This Amendment shall be construed in accordance with and governed by the laws of the United States of America and the State of Texas.

       14. THE CREDIT AGREEMENT, THIS AMENDMENT, THE WAIVER, THE NOTES, THE GUARANTY AGREEMENTS, THE LETTER OF CREDIT AGREEMENTS, THE SECURITY INSTRUMENTS AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTES REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS AMONG THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first above written.


LOAN PARTIES:                      THE GNI GROUP, INC.
------------




                                   By:___________________________________
                                   Name:    Titus H. Harris, III
                                   Title:   Chief Financial Officer





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                                   DISPOSAL SYSTEMS, INC.



                                   By:___________________________________
                                   Name:    Titus H. Harris, III
                                   Title:   Vice President


                                   RESOURCE TRANSPORTATION SERVICES, INC.


                                   By:___________________________________
                                   Name:    Titus H. Harris, III
                                   Title:   Vice President

                                   CHEMICAL RESOURCE PROCESSING, INC.


                                   By:__________________________________
                                   Name:    Titus H. Harris, III
                                   Title:   Vice President


                                   DISPOSAL SYSTEMS OF CORPUS CHRISTI, INC.


                                   By:__________________________________
                                   Name:    Titus H. Harris, III
                                   Title:   Vice President

LENDER:                            NATIONSBANK OF TEXAS, N.A.
------



                                   By:___________________________________
                                   Name:    William Griffin
                                   Title:   Vice President





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